Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Names Mike L. Wilhelms
as Chief Financial Officer
Menlo Park, Calif., December 18, 2024 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or “TPVG”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced the appointment of Mike L. Wilhelms as Chief Financial Officer (CFO) of the Company, effective as of January 6, 2025. Mr. Wilhelms will also serve as CFO of TriplePoint Capital LLC (TPC), TPVG’s sponsor, and as CFO of TriplePoint Private Venture Credit Inc., TriplePoint Venture Lending Fund, LLC, TriplePoint Financial LLC and TriplePoint Advisers LLC. He will be based in Menlo Park, California.
Mr. Wilhelms brings more than 30 years of financial leadership and private credit experience to the TriplePoint platform, working with public and private companies across the business development company (“BDC”), asset management, specialty finance and public accounting sectors. Mr. Wilhelms has served since December 2021 as the CFO of Sabal Capital Holding Company, LLC, the holding company for Sabal Investment Advisors, LLC, an SEC-registered investment adviser that provides investment management services to institutional investors focused on debt and equity investments. Mr. Wilhelms also served as the CFO of Sabal Capital Partners, LLC, a commercial real estate lending platform that maintained a servicing portfolio of nearly $5 billion, prior to its sale to Regions Bank in December 2021.
Prior to Sabal, Mr. Wilhelms was at Crescent Capital Group LP, a middle-market lending platform and SEC-registered investment adviser. While at Crescent Capital Group LP, he served as CFO of the company’s first public fund, Crescent Capital BDC, Inc. as well as CFO of publicly-listed Crescent Acquisition Corp. Mr. Wilhelms also served in other executive and financial roles during his career, including CFO of Triad Financial Corporation and as an audit manager at KPMG. Mr. Wilhelms received a B.A. in Business Economics from the University of California Santa Barbara and is a Certified Public Accountant (CPA) (inactive).
“We are excited to welcome a seasoned executive of Mike’s caliber to our senior team of experienced and dedicated professionals,” said Jim Labe, chairman and chief executive officer of TPVG. “His diverse and extensive financial leadership and private credit experience, as well as a proven track record driving strong results at public and private BDCs and asset management companies further bolsters TriplePoint’s leading platform and its long-term growth plans.”
“Over the past two decades, TriplePoint has established a differentiated venture lending platform and I am honored to join as its CFO,” said Mike L. Wilhelms. “This is an exciting time for TriplePoint and I look forward to working alongside the talented team to position the company for the future.”
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future events, performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, conditions or results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com